Exhibit 10.23

RESTRICTED STOCK AGREEMENT

(corrected)

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), effective September 22, 2021 (the “Distribution Date”), is entered into by and among Sovos Brands, Inc., a Delaware corporation (the “Company”), Sovos Brands Limited Partnership, a Delaware limited partnership (the “Partnership”), and William R. Johnson (the “Participant”).

R E C I T A L S

WHEREAS, the Partnership holds Common Stock, par value $0.001 per share, of the Company (the “Shares”);

WHEREAS, as of the Distribution Date, the Participant holds Incentive Units of the Partnership that were granted pursuant to the terms of (i) an Incentive Unit Grant Agreement, dated June 27, 2017, (ii) an Incentive Unit Grant Agreement, dated August 29, 2017, and (iii) an Incentive Unit Grant Agreement, dated May 1, 2019, in each case, between the Participant and the Partnership (as each such agreement was amended effective as of September 8, 2021, the “Incentive Unit Grant Agreement”); and

WHEREAS, the Partnership wishes to distribute to the Participant the number of Shares set forth below, subject to certain restrictions as set forth in this Agreement.

NOW, THEREFORE, the Partnership, the Company and the Participant agree as follows:

1.Distribution of Restricted Stock. Subject to the terms, conditions and restrictions of this Agreement and the Second Amended and Restated Agreement of Limited Partnership of Sovos Brands Limited Partnership, dated as of January 31, 2017 and as amended September 25, 2019 and June 6, 2021 (as may be further amended, amended and restated or modified from time to time (the “Partnership Agreement”), the Partnership hereby agrees to distribute to the Participant 324,410 Shares on the Distribution Date. The Participant acknowledges and agrees that such Shares are subject to certain restrictions set forth in Section 2 of this Agreement, which restrictions shall expire in accordance with the terms of Section 2 of this Agreement. While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”

2.Vesting. The Restricted Stock shall become vested and cease to be Restricted Stock as described in this Section 2.

a.Time-Vesting.

(i)

6,896 Shares of Restricted Stock shall vest in five (5) substantially equal quarterly installments, with the first vesting date occurring on November 20, 2021, subject to the Participant’s continuous service with the Company or one of its Subsidiaries on the applicable vesting date.

(ii)

In the event of a Change in Control, the Shares of Restricted Stock that are eligible to vest pursuant to this Section 2(a) shall become fully vested immediately prior to the Change in Control, subject to the Participant’s continuous service with the Company or one of its Subsidiaries at such time, and cease to be Restricted Stock.

b.Performance Vesting. The Shares of Restricted Stock that are eligible to vest pursuant to this Section 2(b) shall be referred to herein as “Performance Vesting Shares.”

(i)

64,664 Shares of Restricted Stock (the “Tranche 1 Performance Shares”) shall vest on any Measurement Date on which the Advent Group achieves a MOIC equal to at least two (2), subject to the Participant's continuous service with the Company or one of its Subsidiaries through such Measurement Date. For the avoidance of doubt, the Tranche 1 Performance Units shall not vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of less than two (2).

(ii)

68,964 Shares of Restricted Stock (the “Tranche 2 Performance Shares”) shall vest on the basis of linear interpolation between the Advent Group’s achievement of a MOIC of two (2) and two and one-half (2.5) on any Measurement Date, subject to the Participant's continuous service with the Company or one of its Subsidiaries through such Measurement Date. For the avoidance of doubt, one-hundred percent (100%) of the Tranche 2 Performance Shares shall vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of at least two and one-half (2.5).

(iii)

91,916 Shares of Restricted Stock (the “Tranche 3 Performance Shares”) shall vest on the basis of linear interpolation between the Advent Group’s achievement of a MOIC of two and one-half (2.5) and three (3) on any Measurement Date, subject to the Participant's continuous service with the Company or one of its Subsidiaries through such Measurement Date. For the avoidance of doubt, one-hundred percent (100%) of the Tranche 3 Performance Shares shall vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of at least three (3).

(iv)

91,970 Shares of Restricted Stock (the “Tranche 4 Performance Shares”) shall vest on the basis of linear interpolation between the Advent Group’s achievement of a MOIC of three (3) and four (4) on any Measurement Date, subject to the Participant's continuous service with the Company or one of its Subsidiaries through such Measurement Date. For the avoidance of doubt, one-hundred percent (100%) of the Tranche 4 Performance Shares shall vest if the Advent

Group receives Advent Cash Amounts resulting in a MOIC of at least four (4).

(v)

Any Performance Vesting Shares that have not vested in connection with a Change in Control (after taking into account Performance Vesting Shares that vest in connection with such Change in Control) shall be forfeited, transferred and contributed to the Partnership for no consideration following such Change in Control.

(vi)

Calculation of MOIC. The Advent Group’s MOIC shall be determined in accordance with the terms of the Incentive Unit Grant Agreement, including Section 2.3(b)(vi). For the avoidance of doubt, the determination of the Advent Group’s MOIC for the purpose of determining vesting of Restricted Stock shall in all events be consistent with the determination of the Advent Group’s MOIC for the purpose of determining the vesting of Incentive Units under the Incentive Unit Grant Agreement.

c.	Deemed Sale Events.

(i)

To the extent the Tranche 1 Performance Shares remain unvested as of the thirtieth (30th) trading day following the Effective Date, such date shall be deemed to be a Measurement Date and the Advent Group shall be deemed to sell for cash all of the Shares then held by the Advent Group at the volume-weighted average price of the Shares during the thirty (30) consecutive trading days immediately following the Effective Date (including, for the avoidance of doubt, the Effective Date). The Tranche 1 Performance Shares shall vest to the extent that the Advent Group achieves a MOIC of at least two (2.0) on such Measurement Date (including, for the avoidance of doubt, all Shares deemed to be sold for cash and all prior receipts of Advent Cash Amounts). If the Advent Group does not achieve a MOIC of at least two (2.0) on such Measurement Date, the Tranche 1 Performance Shares will remain outstanding and eligible to vest in accordance with Section 2(b) and Section 2(c).

(ii)

On the earlier of (x) the thirty-month anniversary of the Effective Date and (y) the first date on which the Advent Group ceases to hold Shares representing at least twenty-five percent (25%) of the number of equity securities of the Partnership held by the Advent Group immediately prior to the Effective Date (taking into account adjustments for changes in capital structure) ((x) or (y) as applicable shall be a Measurement Date), the Advent Group shall be deemed to sell for cash all of the Shares then held by the Advent Group at the volume-weighted average price of the Shares during the thirty (30) consecutive trading days immediately preceding such date, as applicable (a “Deemed Sale”); provided, that the Participant may elect to waive the Measurement Date described in (x) above by providing written notice to the General Partner at any time within the thirty days prior to thirty-month anniversary of the Effective Date in which event only the Measurement Date in (y) above shall apply and be a Deemed Sale with respect to such Participant. All Performance Vesting Shares shall vest on such Deemed Sale to the extent the performance conditions are satisfied and all Performance Vesting Shares that do not vest on such Deemed Sale shall be forfeited, transferred and contributed to the Partnership for no consideration immediately upon such Deemed Sale.  For the avoidance of doubt, no Performance Vesting Shares shall be forfeited on or in connection with a Measurement Date that is not a Deemed Sale or a Change in Control.

3.Defined Terms.

a.“Advent” means Advent International Corporation.

b.“Advent Cash Amounts” means, as of any Measurement Date, without duplication, the sum of the following: (i) the amount of cash distributions, cash dividends and other cash proceeds received by the Advent Group on or prior to such Measurement Date in respect of any Advent Investments, including cash proceeds received from a partial liquidation of the Partnership; (ii) the amount of cash proceeds previously received by the Advent Group from the disposition of any non-cash proceeds (including non-cash distributions) received in exchange for, or in respect of, any Advent Investments prior to such Measurement Date; and (iii) an amount equal to the fair market value, as determined by the General Partner in its reasonable good faith discretion, of Marketable Securities received by the Advent Group (other than Marketable Securities of the IPO Issuer with respect to a Measurement Date that is not a Deemed Sale or deemed Measurement Date under Section 2(c)(i)) on or before such Measurement Date with respect to, or from the sale or other disposition of, any Advent Investments (in each of clauses (i), (ii) and (iii) net of any Unreimbursed Transaction Expenses). Notwithstanding anything to the contrary, none of the following shall be included in the calculation of “Advent Cash Amounts”: Tax Distributions pursuant to Section 5.01(c) of the Partnership Agreement, expense reimbursement, indemnification payments or similar amounts made to the Advent Group.  For the avoidance of doubt, “Advent Cash Amounts” shall include amounts deemed to be received by Advent Group under Section 2(c).

c.“Advent Group” shall mean Advent and its Affiliates.

d.“Advent Investment Amount” shall mean (without duplication) all Capital Contributions made by the Advent Group and all other cash amounts invested by the Advent Group in the Partnership or the Company, whether before, at or after the Closing Date.

e.“Advent Investments” shall mean, without duplication, the Advent Group’s Class A Units in the Partnership and any other investment included in the definition of Advent Investment Amount.

f.“Affiliate” shall have the meaning ascribed to such term in the Partnership Agreement.

g.“Capital Contribution” shall have the meaning ascribed to such term in the Partnership Agreement.

h.“Closing Date” means January 31, 2017.

i.“Change in Control” shall have the meaning set forth in the Plan, as in effect on the Distribution Date and without regard to any subsequent amendment to the definition of “Change in Control” therein.

j.“Effective Date” the date the Company’s Form 8-A is declared effective by the Securities and Exchange Commission.

k.“General Partner” shall have the meaning ascribed to such term in the Partnership Agreement.

l.“Marketable Securities” shall mean securities that are freely tradable on an established securities market without restriction received by the Advent Group from an unrelated third party, excluding, for the avoidance of doubt, Class A Units and Shares received by the Advent Group (including Shares received in a stock split, stock dividend or similar change in capital structure) in respect of its Class A Units.

m.“Measurement Date” means (i) a Change in Control and (ii) any date on which the Advent Group receives Advent Cash Amounts (and, for the avoidance of doubt, any date deemed a Measurement Date under Section 2(c)).

n.“MOIC” shall mean, as of any date of determination, the quotient obtained by dividing (i) the Advent Cash Amounts by (ii) the Advent Investment Amount.

o.“Plan” shall mean the Company’s 2021 Equity Incentive Plan.

p.“Unreimbursed Transaction Costs” means all out-of-pocket reasonable legal, accounting, financial advisor, brokerage and investment banking fees paid by the Advent Group and their Affiliates, which in the event of a Deemed Sale shall be estimated by the General Partner in good faith as if there were an actual sale of securities, excluding any amounts that are paid or reimbursed by the Partnership or its Subsidiaries.

4.Restrictions on Transfer. The Participant shall not transfer, assign, encumber, pledge, charge or otherwise dispose of the Shares of Restricted Stock or grant any proxy with respect thereto, except as specifically permitted by this Agreement or by the Company. Any attempted transfer in violation of this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

5.Forfeiture; Transfer. Unless otherwise set forth in an agreement between the Participant and the Company or the Participant and the Partnership, if a Participant’s service terminates for any reason, any and all unvested Restricted Stock shall be forfeited, transferred and contributed to the Partnership for no consideration immediately upon such termination. The provisions in Section 13 of the Plan regarding Forfeiture shall apply to the Shares, except that Section 13.2(a)(ii) and Section 13.3(a) shall not apply to the Participant’s Shares that are subject to this Agreement.

6.Rights as a Holder of Restricted Stock. From and after the Distribution Date, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of Shares, including, without limitation, the right to vote the Shares, to receive and retain all regular cash dividends payable to holders of Shares of record on and after the Distribution Date, and to exercise all other rights, powers and privileges of a holder of Shares with respect to the Restricted Stock. Notwithstanding the foregoing, (a) the Participant shall not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until such Shares are no longer Restricted Stock; (b) if applicable, the Company (or its designated agent) will maintain custody of the stock certificate or certificates representing the Restricted Stock and any other property (“RS Property”) issued in respect of the Restricted Stock, including stock dividends, at all times such Shares are Restricted Stock; (c) if cash dividends are paid with respect to the Restricted Stock, such dividends shall be subject to the same vesting terms as the Restricted Stock, and shall be paid or delivered only when the Restricted Stock vests; (d) no RS Property will bear interest or be segregated in separate accounts; and (e) the Participant shall not, directly or indirectly, transfer the Restricted Stock in any manner whatsoever.

7.Section 83(b) Election; Taxes. Within thirty (30) days following the Distribution Date, the Participant shall timely and properly file an election under Section 83(b) of the Code with respect to the Restricted Stock. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s or the Partnership’s, to timely and properly file an election under Section 83(b) of the Code, and any corresponding provisions of state tax laws. If the Participant does not timely and properly file and election under Section 83(b) of the Code, the Participant acknowledges that (a) no later than the date on which any Restricted Stock shall have become vested, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so vested and (b) the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so vested, including that the Company may, but shall not be required to, sell a number of Shares sufficient to cover applicable withholding taxes. The Company may hold as security any certificates representing any Shares and, upon demand of the Company, the Participant shall deliver to the Company any certificates in his or her possession representing Shares together with a stock power duly endorsed in blank.

8.Legend.

a.In the event that a certificate evidencing Restricted Stock is issued, the certificate representing the Shares shall have endorsed thereon the following legends:

“THE   ANTICIPATION,  ALIENATION,   ATTACHMENT,   SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER, THE PARTNERSHIP AND THE COMPANY EFFECTIVE AS OF THE DISTRIBUTION DATE. COPIES OF SUCH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

b.In addition to the legend set forth in Section 8(a) and above, until registered under the Securities Act, each certificate representing Shares of Restricted Stock shall be endorsed with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAYBE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

Any legend required to be placed thereon by applicable blue sky laws of any state. Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to vesting as set forth in Section 2 hereof.

9.Securities Representations. The Shares are being distributed to the Participant and this Agreement is being made in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that: (a) the Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and the Company is relying in part on the Participant’s representations set forth in this Section 9; (b) if the Participant is deemed an affiliate within the meaning of Rule 144 under the Securities Act, the Shares must be held indefinitely by the Participant unless an exemption from the registration requirements of the Securities Act is available for the resale of such Shares or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the resale of such Shares and the Company is under no obligation to register the resale of the Shares (or to file a “re-offer prospectus”); (c) if the Participant is deemed an affiliate within the meaning of Rule 144 under the Securities Act, the Participant understands that the exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the Shares, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions; and (d) the Participant is either, as indicated by the Participant on Exhibit A, (i) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as amended from time to time or (ii) not an accredited investor, and has (or, in the case of a trust, the trustee has), by itself or through a “purchaser representative” within the meaning of Rule 501(i) under Regulation D of the Securities Act, such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her or its investment in the Shares, and the Participant is capable of bearing the economic risks of such investment and is able to bear the complete loss of his, her or its investment in the Shares.

10.Not an Employment or Service Agreement. Neither the execution of this Agreement nor the issuance of the Shares hereunder constitute an agreement by the Company or any of its Subsidiaries to employ or retain or to continue to employ or retain the Participant during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any Shares are outstanding.

11.Power of Attorney. The Partnership and the Company and their respective successors and assigns, are hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company and the Partnership, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, other RS Property, Shares and property provided for herein, and the Participant hereby ratifies and confirms that which the Company or the Partnership, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company or the Partnership, execute and deliver to the Company or the Partnership all such instruments as may, in the judgment of the Company or the Partnership, be advisable for this purpose.

12.Miscellaneous.

a.This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any affiliate to which the Participant provides services to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement other than with respect to Shares transferred in compliance with the terms hereof.

b.This distribution of Restricted Stock shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
c.The Participant agrees that any other RS Property will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

d.No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

e.This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

f.The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

g.The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

h.All notices, consents, requests, approvals, instructions and other communications provided  for herein shall be in writing and validly given or made when delivered, or on the third succeeding business  day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to the Compensation Committee of the Board of Directors of Sovos Brands, Inc. c/o Corporate Secretary at Sovos Brands, Inc., 1901 Fourth Street, #200, Berkeley, CA 94710, with a copy to General Counsel, Sovos Brands, Inc. 1901 Fourth St #200 Berkeley, CA 94710. Notices to the Participant shall be addressed to the address on file with the Company’s payroll department, or such address as subsequently provided by the Participant.

i.This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.

12.Provisions of Plan Control. Although the Restricted Stock subject to this Agreement is not granted under the Plan and the Shares are not registered on a Form S-8, except as expressly provided herein, the Agreement is subject to all the terms, conditions and provisions of the Plan mutatis mutandis, including, without limitation, Section 16.2 (Amendment and Termination) thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. Notwithstanding the foregoing, this Agreement may not be amended or terminated without the prior written consent of the Participant.  The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement expressly conflicts with the terms, conditions and provisions of the Plan, this Agreement shall control. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan or the Incentive Unit Grant Agreement, as applicable. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant or between the Partnership and the Participant other than the Incentive Unit Grant Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Sovos Brands, Inc.

/s/ Todd Lachman

By: Todd Lachman

Title: President and CEO

Sovos Brands Limited Partnership

/s/ Todd Lachman

By: Todd Lachman

Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Participant

/s/ William (Bill) Johnson

Name: William (Bill) Johnson